EMPLOYMENT AND CONSULTATION AGREEMENT

         EMPLOYMENT AND CONSULTATION AGREEMENT made as of the 1st day of June, 2000, by and between BALTEK CORPORATION, a Delaware corporation with offices at 10 Fairway Court, Northvale, New Jersey 07647 (the "Company"), and Antonio Diaz ("Diaz"), residing at 15 Pennsylvania Avenue, Valley Cottage, New York 10989.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Diaz has been employed by the Company as Vice President - Latin American Operations; and

         WHEREAS, the Company and Diaz desire Diaz to continue his employment with the Company as Vice President - Latin American Operations until December 31, 2001 and thereafter to act as a consultant to the Company, for the period from January 1, 2002 to December 31, 2003, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, Diaz and the Company agree as follows:

         1. Employment. The Company agrees to continue to employ Diaz as Vice President - Latin American Operations for the period from June 1, 2000 to December 31, 2001 (the " Employment Period") and thereafter to retain Diaz as a consultant for the period from January 1, 2002 to December 31, 2003 (the "Consultation Period"), and Diaz agrees to continue in the employ of the Company as Vice President - Latin American Operations during the Employment Period, and thereafter to act as a consultant to the Company during the Consultation Period, all upon and subject to the terms and conditions set forth in this Agreement. By mutual written agreement of Diaz and the Company, the Consultation Period may be extended beyond December 31, 2003.

         2. Term. This Agreement shall commence on June 1, 2000 and shall terminate on December 31, 2003, unless this Agreement is extended beyond December 31, 2003 by mutual written agreement of Diaz and the Company (the period from June 1, 2000 until the date this Agreement terminates being hereinafter referred to as the "Term" of this Agreement).

         3. Duties.

         (a) During the Employment Period, Diaz shall be employed as Vice President - Latin American Operations, of the Company, shall utilize his best efforts to enhance the business of the Company and, subject to the supervision of the Company's President and Chief Executive Officer (the "CEO") and the Company's Board of Directors (the "Board"), shall be responsible for the general and supervisory duties normally and customarily attendant to such position at the Company and its divisions and subsidiaries. During the Employment Period, unless the Board shall otherwise consent in writing, Diaz will, during the regular business hours of the Company, devote his full time, energies, labor


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and skills to the business of the Company and to the duties and responsibilities specified in this subparagraph (a) of this paragraph 3.

         (b) During the Consultation Period, Diaz will consult with the Board, the CEO and the other officers of the Company on a regular basis with respect to the Latin American Operations of the Company, will render such other services relating to the Latin American Operation of the Company as may from time to time be requested of him by the Board or the CEO and will devote such time to such consultation and other services as may be necessary. The consultation and other services to be performed by Diaz during the Consultation Period may generally be performed by Diaz from his residence in New York or Florida. Diaz may, however, from time to time during the Consultation Period, be required by the Board or the CEO to travel to the offices of the Company, or to Latin America or elsewhere, in connection with the business of the Company.

         4. Compensation. (a) In full consideration for all services to be per-formed by Diaz for the Company and pursuant to this Agreement during the Employment Period, the Company shall pay to Diaz, and Diaz agrees to accept, an annual salary of two hundred fifteen thousand ($215,000) dollars (or such higher amount as may be approved from time to time by the Board), payable in monthly installments in accordance with the Company's customary payroll practices. The Company shall annually review Diaz's salary to determine whether, and to what extent, if any, such salary shall be adjusted. Any increase in Diaz's salary shall be in the sole discretion of the Company. In addition to Diaz's salary, the Company, as a special bonus to Diaz (the "Special Bonus") shall, as of December 31, 2001, cancel the present indebtedness of Diaz to the Company in the amount of twenty-five thousand ($25,000) dollars (the "Diaz Indebtedness").

         (b) In full consideration for all services to be performed by Diaz for the Company and pursuant to this Agreement during the Consultation Period, the Company shall pay to Diaz, during the Consultation Period, and Diaz agrees to accept, a consultation fee of nine thousand five hundred ($9,500) dollars per month. During the Consultation Period Diaz will be an independent contractor and not an employee of the Company, and will be solely responsible for the payment of all income, FICA and other taxes payable with respect to such consultation fee and the filing of all required tax returns.

         (c) In addition to the salary and consultation fee referred to in subparagraphs (a) and (b) of this paragraph 4, the Company shall reimburse Diaz for all expenses reasonably incurred by Diaz in connection with the performance of his duties under this Agreement and the business of the Company, in accordance with the Company's usual policies and practices for expense reimbursement. In the event Diaz is required to travel on business of the Company during the Consultation Period, as provided in subparagraph (b) of paragraph 3, Diaz may travel by air in business class and may stay in first class hotels during such travel period.

         5. Vacation. Diaz shall be entitled to four (4) weeks of paid vacation during each twelve (12) months of the Employment Period, to be taken at times mutually agreeable to Diaz and the Company. Any vacation not taken during the twelve (12) months in which such vacation is earned may not be taken in any subsequent period, but Diaz shall be entitled to be paid for up to two (2) weeks of any earned vacation which is not taken during any twelve (12) month period.


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In the event Diaz's  employment is terminated for any reason prior to the end of the Employment Period, Diaz shall be paid for accrued vacation time, if any, which has not been taken, calculated on a pro-rata basis, but in no event shall such amount exceed more than four (4) weeks' salary.

         6. Benefits. Throughout the Employment Period, Diaz shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program of the Company now existing or hereafter established and maintained for the benefit of the Company's employees or executives generally, to the extent that Diaz is eligible under the general provisions thereof. Diaz shall also be entitled to participate during the Employment Period in any group insurance, hospitalization, medical, health, accident, disability or similar plan or program of the Company now existing or hereafter established for the benefit of the Company's employees or executives generally, to the extent that Diaz is eligible under the general provisions thereof. During the Consultation Period, Diaz, as well as his wife, will continue to be covered, at the expense of the Company, under any hospitalization or medical plan maintained by the Company for its employees, to such extent and for such period of time as may be permitted under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations issued thereunder, as in effect at such time.

         7. Company Car. To permit Diaz to perform his duties more effectively, the Company shall, during the Term of this Agreement [and if this Agreement is terminated under any of the circumstances described in subparagraph (f) of paragraph 8 of this Agreement, until the end of the Consultation Period] lease a suitable automobile for the use of Diaz, and reimburse Diaz for all expenses of operating and maintaining such automobile, including, without limitation, comprehensive and liability insurance, in accordance with the Company's policies and practices for executive company cars.

         8. Termination of Agreement.

         (a) Notwithstanding any provisions to the contrary contained in this Agreement, this Agreement may be terminated by the Company upon Diaz's death or disability (as defined below) or for Cause (as defined below), and Diaz may terminate this Agree ment for Good Reason (as defined below) upon sixty (60) days' prior written notice to the Company.

         (b) For purposes of this Agreement, "disability" shall mean that, for a period of one hundred twenty (120) consecutive days or more, or for one hundred eighty (180) days or more (even though not consecutive) within any three hundred sixty (360) day period, Diaz is mentally or physically unable to perform the essential duties of his position as Vice President - Latin America Operations (notwithstanding reasonable accommodation by the Company as required by law), or as a consultant to the Company, as the case may be, as evidenced by the written certification of a qualified physician agreed to by the Company and Diaz or, in the absence of such agreement, by a qualified physician selected by the agreement of a qualified physician selected by the Company and a qualified physician selected by Diaz.


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


         (c) For purposes of this Agreement, "Cause" shall mean: (i) the conviction of Diaz for a felony by a federal or state court of competent jurisdiction; or (ii) Diaz's failure either (A) to follow a direct substantive written order, within the reasonable scope of Diaz's duties, from the CEO, pursuant to authority from the Board, or (B) to adhere to any written policy or guideline established by the Company from time to time, if such failure to follow such order or adhere to such policy or guideline is not cured within thirty (30) days after written notice to Diaz specifying such failure.

         (d) For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) the assignment by the Company to Diaz, during the Employment Period, of substantial duties significantly below the level of Diaz's position as Vice President - Latin American Operations of the Company, as set forth in subparagraph (a) of paragraph 3 of this Agreement; or (ii) the failure of the Company to assign to Diaz, during the Employment Period, substantial duties and responsibilities consistent with such position; or (iii) any reduction by the Company during the Employment Period of Diaz's salary or benefits as set forth in subparagraph (a) of paragraphs 4 or paragraph 6 of this Agreement (it being understood that a reduction of benefits applicable to all executives of the Company (including Diaz) shall not be deemed a reduction of Diaz's benefits for purposes of this definition.

         (e) In the event that Diaz's employment under this Agreement is termi-nated during the Employment Period as a result of death, disability or for Cause by the Company, or without Good Reason by Diaz, then the Company shall have no further obligation or liability to Diaz under this Agreement, such that all salary and benefits provided for in this Agreement (including, without limitation, the Special Bonus) shall terminate simultaneously with such termination, except for salary or fees and benefits earned and accrued through the date of such termination.

         (f) In the event that during the Employment Period the Company termi-nates the employment of Diaz pursuant to this Agreement other than for Cause, death or disability, or Diaz terminates his employment with the Company during the Employment Period with Good Reason (i) the Company shall pay to Diaz, in each month following such termination, until the end of the Employment Period, an amount equal to one-twelfth of Diaz's annual salary in effect on the date of termination, (ii) the Company shall cancel the Diaz Indebtedness, and (iii) if such termination shall occur ninety (90) days or less prior to the end of a fiscal year of the Company, the Company shall, in accordance with any exe cutive compensation or incentive plan of the Company in effect at the time of such termination, pay to Diaz any bonus and make on behalf of Diaz any profit sharing plan contribution which the Company would otherwise have paid or made if Diaz had remained in the employ of the Company through the end of such fiscal year.

         (g) In the event that during the Consultation Period Diaz is terminated as a consultant to the Company as a result of death, disability or for Cause by the Company, or Diaz fails to act as a consultant to the Company at any time during the Consultation Period for any other reason, then the Company shall have no further obligation or liability to Diaz under this Agreement, such that all fees and benefits provided for in this Agreement shall terminate simultaneously with such termination or failure to act, except for fees and benefits earned and accrued through the date of such termination or failure to act.


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

         (h) In the event that during the Consultation Period Diaz is terminated as a consultant to the Company for any reason other than death, disability or for Cause by the Company (i) the Company shall pay to Diaz, in each month following such termination, until the end of the Consultation Period, the amount of the monthly fee specified in subparagraph (b) of paragraph 4.

         9. Covenants of Diaz.

         (a) Diaz acknowledges that his employment by the Company has brought him and will throughout the Term of this Agreement continue to bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, key personnel, pricing policies, operational methods and other business affairs, methods and information, including plans for future developments, not readily available or generally known to the public. Diaz further acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, and that the Company currently competes or intends to compete with other organizations that are located in all of the states of the United States. In recognition of the foregoing, Diaz covenants and agrees that:

                           (i) he will not during the Term of this  Agreement or
                  following the expiration of this Agreement or the termination of this Agreement for any reason (the date of such expiration or termination being hereinafter referred to as the "Termination Date") divulge, disclose, publish or use (other than for the benefit of the Company) any matter relating to the Company which is not publicly available and generally known and will not intentionally disclose such matter to anyone (other than to executives or employees of the Company who are required to have knowledge of such matter), except that Diaz may make such disclosure as may be required by law, provided the Company is notified by Diaz in writing of such requirement not less than ten (10) business days prior to the date such disclosure is so required and the Company has not obtained an order or ruling to prevent such disclosure;

                           (ii) he will  deliver  promptly to the Company at the
                  end of the Term of this Agreement, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by or otherwise serving or acting on behalf of, the Company, as a consultant or otherwise, and which he may then possess or have under his control;

                           (iii)  during  the  Term  of this  Agreement  and any
                  additional period during which Diaz may be employed or retained by the Company as a consultant or otherwise (whether or not such employment or retention shall be pursuant to a written agreement), he will not, unless the Board shall otherwise consent in writing, alone or together with any other person, firm, partnership, corporation or other entity whatsoever (except a subsidiary or affiliate of the Company),


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

                  directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, representative, public relations or advertising representative, management consultant or otherwise, engage in, or have any material financial or monetary interest in, or have any financial or monetary association with, any other person, corporation, firm, partnership or other entity engaged in, the composite materials or seafood business or any other business which is competitive with any business conducted or contemplated by the Company; and

                           (iv)  for  a  period  of   twenty-four   (24)  months
                  following the Termination Date, he will not:

                                    (A)  solicit,  or  attempt to  solicit,  any
                           person or entity who or which is a customer of the Company (as of the Termination Date or at any time prior thereto) as a customer for any person or entity engaged in the composite materials or seafood business, or any other business which is competitive with any business conducted or contemplated by the Company; or

                                    (B) otherwise  disrupt or interfere with, or
                           attempt to disrupt or interfere with, the Company's relations with any actual or potential customer or supplier or any other relationship of the Company.

         (b) Diaz recognizes that the territorial and time limitations in this paragraph 9 are reasonable and properly required for the adequate protection of the business of the Company, and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Diaz agrees to a reduction of said such territorial or time limitation, as the case may be, to such area or period as such court deems reasonable. In the event that Diaz shall be in violation of any of the covenants contained in this paragraph 9, the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should exist.

         (c) Diaz further agrees that the remedy at law for any breach or threatened breach of any of the covenants contained in this paragraph 9 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security. This paragraph 9 constitutes independent and severable covenants and, if any or all of the provisions of this paragraph 9 is or are held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not in any way invalidate or affect the remainder of this paragraph 9 or the remainder of this Agreement, as the case may be, which shall remain in full force and effect.


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



         10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey applicable to contracts executed in and to be performed solely within such state.

         11. Notices. All notices required or permitted to be given by either party pursuant to this Agreement, including notice of change of address, shall be in writing and delivered by hand, or mailed, postage prepaid, certified or registered mail, return receipt requested, to the other party as follows:

              If to the Company:         Baltek Corporation
                                         10 Fairway Court
                                         Northvale, New Jersey 07047

                                         Attention:
                                         President and Chief
                                         Executive Officer

              If to Executive:           Antonio Diaz
                                         15 Pennsylvania Avenue
                                         Valley Cottage, New York 10989

         12. Miscellaneous.

         (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings relating to the employment of Diaz by the Company or the retention of Diaz as a consultant to the Company. There are no oral promises, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution this Agreement by Diaz or in effect between the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Company and Diaz (or in the case of a waiver of a provi-sion of this Agreement, by the party waiving compliance therewith), which states that it is intended, as the case may be, to amend this Agreement or waive a provision of this Agreement. Any waiver of any right or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any right or failure to act in any other instance, whether or not similar.

         (b) Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as if such provision were not included in this Agreement.


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


         (c) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon Diaz and his executors, administrators, heirs and legal representatives.

         (d) Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

         (e) Counterparts. This Agreement may be executed in two (2) or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

         IN WITNESS WHEREOF, Diaz has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                 BALTEK CORPORATION



                                 By:     /s/ Jacques Kohn
                                     -------------------------------------------
                                          Jacques Kohn, President and
                                          Chief Executive Officer


                                                /s/ Antonio Diaz
                                     -------------------------------------------
                                                   Antonio Diaz



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